EXHIBIT 8.1
                                 BAKER & BOTTS
                                     L.L.P.
                                ONE SHELL PLAZA
                                 910 LOUISIANA
                           HOUSTON, TEXAS 77002-4995

   AUSTIN                                             TELEPHONE: (713)229-1234
   DALLAS                                            TELECOPIER: (713)229-1522
   MOSCOW                                                    TELEX: 76-2779
   NEW YORK
WASHINGTON, D.C.
                                                                  May 30, 1995
CogniSeis Development, Inc.
2401 Portsmouth
Houston, Texas 77098

Gentlemen:

     We are acting as counsel to CogniSeis Development, Inc. ("CogniSeis") in connection with the proposed merger (the "Merger") of CSD Merger, Inc. ("CSD"), a direct, wholly owned subsidiary of Tech-Sym Corporation ("Tech-Sym"), with and into CogniSeis pursuant to an Agreement and Plan of Merger dated as of May 11, 1995 among Tech-Sym, CSD, and CogniSeis (the ("Merger Agreement").

     The following opinion is based on our review of the Merger Agreement, the Registration Statement on Form S-4 (Registration No. 33-59491), as amended by Amendment No. 1 thereto, including the form of Proxy Statement/Prospectus with respect to the Merger, as filed with the Securities and Exchange Commission on the date hereof (the "Registration Statement"), and such other materials and documents as we have deemed appropriate. In rendering our opinion, we have assumed that the Merger will be consummated as described in the Merger Agreement and the Registration Statement, that the facts, representations, and warranties set forth in the Merger Agreement and the Registration Statement are accurate, and that the covenants, conditions, and obligations set forth in the Merger Agreement have been and will be fulfilled.

     On the basis of the foregoing, we are of the opinion, based on existing law and regulations, that the discussion set forth in the form of Proxy Statement/Prospectus included in the Registration Statement under the caption "The Merger -- Certain Federal Income tax Consequences," to the extent it sets forth conclusions of law, is an accurate summary of the principal United States federal income tax consequences of the Merger.

     We hereby consent to the use of our name under the captions "The Merger -- Certain Federal Income Tax Consequences" and "Legal Opinions" in the form of Proxy Statement/Prospectus included in the Registration Statement and to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                          Very truly yours,

                                          BAKER & BOTTS, L.L.P.

                                          By:  /s/ STUART F. SCHAFFER
                                                   Stuart F. Schaffer
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